     As filed with The Securities and Exchange Commission on March 30, 1998
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ABM INDUSTRIES INCORPORATED
               (Exact name of issuer as specified in its charter)

          Delaware                                      94-1369354
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

         50 Fremont Street, Suite 2600, San Francisco,   California 94105
               (Address of principal executive offices)     (Zip Code)

    ABM INDUSTRIES INCORPORATED LONG-TERM SENIOR EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                               Harry H. Kahn, Esq.
             Corporate Vice President, General Counsel and Secretary
                           ABM Industries Incorporated
                          50 Fremont Street, Suite 2600
                         San Francisco, California 94105
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (415) 597-4500

                                    Copy to:

                                 John E. Aguirre
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                         San Francisco, California 94111

                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                  Proposed              Proposed
      Title of                                    Maximum               Maximum
     Securities              Amount            Offering Price          Aggregate             Amount of
        to be                 to be              Per Share*         Offering Price*        Registration
     Registered            Registered                                                          Fee*

    Common Stock        1,500,000 shares         $31.34375             $47,015,625.00         $13,870.00
========================================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $31.34375 per share, the average of the high and low prices for the Common Stock on the New York Stock Exchange on March 26, 1998.

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement: (i) ABM Industries Incorporated's (the "Company") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by Section 145 of the Delaware Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith, (iii) intentional misconduct or a knowing violation of law, or (iv) any transaction from which the director derived an improper personal benefit.

         As authorized by Section 145 of the Delaware Corporation Law, the Company's By-Laws provide for the indemnification of the directors, officers, employees or agents of the Company in certain cases. Indemnification shall be provided to directors and officers of the Company, or of other enterprises if serving at the request of the Company, against actual and reasonable costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the Company) if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

         If such proceeding is brought by or on the behalf of the Company, a similar standard of care is applicable, except that no indemnification shall be made with respect to any matter as to which such person is adjudged to be liable to the Company unless and only to the extent that the court shall determine such person is fairly and reasonably entitled to indemnification of such costs.

         The Company's By-Laws further provide that, notwithstanding the foregoing, directors, officers, employees and agents shall be indemnified of all actual and reasonable costs to the extent that such persons are successful on the merits or otherwise.

                  In addition to the above, the Company has entered into an Indemnification Agreement with its directors. The Indemnification Agreement provides directors with the same indemnification by the Company as set forth in the preceding paragraphs except that the Indemnification Agreement differs from the By-Laws in the following significant respects: (1) indemnification is provided to directors in excess of that provided by any insurance coverage; and
(2) no indemnification shall be provided on account of any action commenced by the director in his or her individual right against the Company, its directors, officers and stockholders unless authorized by a majority of disinterested directors.

         There exists directors and officers liability insurance presently outstanding which insures directors and officers of the Company. The losses covered by the policy are subject to certain exclusions and the policy contains certain deductible provisions. All exclusions and deductibles are specifically indemnified in the Indemnification Agreement discussed in the preceding paragraph.

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
ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1      The ABM Industries Incorporated Long-Term Senior Executive Stock Option
         Plan.

5.1      Opinion of Harry H. Kahn, Esq.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Harry H. Kahn, Esq. is included in Exhibit 5.1.

24.1     Power of Attorney of Directors.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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
                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 27th day of March, 1998.

ABM INDUSTRIES INCORPORATED
(Registrant)


   /s/ William W. Steele
------------------------------------
         William W. Steele
President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                     Title                     Date
Principal Executive Officer:

   /s/ William W. Steele
-------------------------------
         William W. Steele          President and             March 27, 1998
                                    Chief Executive
                                    Officer


Principal Financial Officer:

   /s/ David H. Hebble
-------------------------------
         David H. Hebble            Vice President             March 27, 1998
                                    and Chief Financial
                                    Officer


Principal Accounting Officer:


   /s/ Vernon E. Skelton
-------------------------------
         Vernon E. Skelton          Controller and            March 27, 1998
                                    Chief Accounting
                                    Officer

Directors:

/s/ Maryellen B. Cattani
-------------------------------
Maryellen B. Cattani                        Director                   March 25, 1998

/s/ John F. Egan
-------------------------------
John F. Egan                                Director                   March 23, 1998


/s/ Luke S. Helms
-------------------------------
Luke S. Helms                               Director                   March 25, 1998


/s/ Charles T. Horngren
-------------------------------
Charles T. Horngren                         Director                   March 25, 1998


/s/ Henry L. Kotkins, Jr.
-------------------------------
Henry L. Kotkins, Jr.                       Director                   March 25, 1998


/s/ Martinn H. Mandles
-------------------------------
Martinn H. Mandles                          Director                   March 27, 1998


/s/ Theodore Rosenberg
-------------------------------
Theodore Rosenberg                          Director                   March 25, 1998


/s/ William W. Steele
-------------------------------
William W. Steele                           Director                   March 23, 1998


/s/ William E. Walsh
-------------------------------
William E. Walsh                            Director                   March 25, 1998


/s/ Linda Chavez
-------------------------------
Linda Chavez                                Director                   March 26, 1998


* By       /s/ Harry H. Kahn
-------------------------------
         Harry H. Kahn,
         Attorney-in-Fact
A majority of the members of the Board of Directors.


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
                                  EXHIBIT INDEX

4.1      The ABM Industries Incorporated Long-Term Senior Executive Stock Plan.

5.1      Opinion of Harry H. Kahn, Esq.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Harry H. Kahn, Esq. is included in Exhibit 5.1.

24.1     Power of Attorney of Directors.


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